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                                                                   EXHIBIT 10(j)
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                             RESTRICTED STOCK PLAN
                                FOR DIRECTORS OF
                             WARNER-LAMBERT COMPANY

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                         AS AMENDED TO FEBRUARY 6, 2000

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                             RESTRICTED STOCK PLAN

                                FOR DIRECTORS OF
                             WARNER-LAMBERT COMPANY

                                   ARTICLE I

                                PURPOSE OF PLAN

    SECTION 1.1. Purpose. The purpose of the Restricted Stock Plan for Directors of Warner-Lambert Company is to attract and retain non-employee members of the Board of Directors by granting such Directors shares of the Company's Common Stock, which are restricted in accordance with the terms and conditions set forth below, and thereby providing a proprietary interest in the Company's success and progress.

                                   ARTICLE II

                                  DEFINITIONS

    SECTION 2.1. Definitions. Whenever used herein, unless the context otherwise indicates, the following terms shall have the respective meaning set forth below:

    Act: The Securities Exchange Act of 1934, as amended.

    Board Membership: The period of time during which a person serves on the Board of Directors, regardless of whether occurring before or after the Effective Date.

    Board of Directors (or Board): The Board of Directors of the Company.

    Committee: The committee appointed to administer the Plan in accordance with
Section 7.1 hereof.

    Common Stock: Common Stock, par value $1.00 per share, of Warner-Lambert Company.

    Company: Warner-Lambert Company or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

    Director: Any member of the Board of Directors who is not an employee of the Company or any of its subsidiaries or affiliates.

    Disability: A medically determinable physical or mental impairment which renders a Participant substantially unable to function as a Director.

    Effective Date: The date specified in Article X hereof.

    Participant: Each Director to whom Restricted Stock is granted under the Plan.

    Plan: The Restricted Stock Plan for Directors of Warner-Lambert Company.

    Restricted Period: The period of time from the date of grant of the Restricted Stock until the earliest to occur of the events described in Section
4.3 hereof.

    Restricted Stock: Common Stock granted under the Plan which is subject to restrictions in accordance with Article IV hereof.

    Year of Board Membership: 365 consecutive days of Board Membership; provided, however, that in no event shall Board Membership from the date of one annual meeting of stockholders of the Company to the date of the next consecutive annual meeting of such stockholders be treated as less than one Year of Board Membership.

                                  ARTICLE III

                             ELIGIBILITY AND GRANTS

    SECTION 3.1. Eligibility and Grants. To be eligible to participate in the Plan, a Director must not be an employee of the Company or any of its subsidiaries or affiliates. Each such Director on the Effective Date of the Plan shall be granted two thousand (2000) shares of Restricted Stock. In addition, each person who becomes a non-employee Director for the first time after the Effective Date of the

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Plan shall also be granted two thousand (2000) shares of Restricted Stock, effective as of the date of such person becoming a non-employee Director. If required by the Committee, each grant of Restricted Stock shall be evidenced by a written agreement duly executed by or on behalf of the Company and the Participant.

    SECTION 3.2. Non-Consecutive Terms. A Director who is elected to non-consecutive terms on the Board shall receive additional grants of shares of Restricted Stock at the time of such reelection to the Board in an amount which, when aggregated with the number of shares of Restricted Stock previously granted to such Director with respect to which the Director received a certificate for Common Stock upon the lapse of restrictions with respect to such earlier grant, does not exceed two thousand (2000) shares.

                                   ARTICLE IV

                    TERMS AND CONDITIONS OF RESTRICTED STOCK

    SECTION 4.1. General. The restrictions set forth in Section 4.2 shall apply to each grant of Restricted Stock for the duration of the Restricted Period.

    SECTION 4.2. Restrictions. A stock certificate representing the number of shares of Restricted Stock granted shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account. The Participant shall have all rights and privileges of a stockholder as to such Restricted Stock, including the right to receive dividends and the right to vote such shares, except that, subject to the provisions of Section 4.3, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration of the Restricted Period; (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period;
(iii) the Participant shall, if requested by the Company, execute and deliver to the Company, a stock power endorsed in blank; and (iv) all of the shares of Restricted Stock shall be forfeited and all rights of the Participant to such shares shall terminate without further obligation on the part of the Company if the Participant ceases to be a member of the Board of Directors prior to the expiration of the Restricted Period applicable to such shares. If the Participant has remained a member of the Board for the entire Restricted Period, such restrictions shall, at the end of the Restricted Period, lapse with respect to one-tenth of the shares of Restricted Stock for each Year of Board Membership then completed by the Participant (including service prior to the date of grant); provided, however, that a Participant who has received a certificate for Common Stock upon the lapse of restrictions with respect to any earlier grant under the Plan shall not receive credit for such prior service in determining Years of Board Membership for purposes of any subsequent grant under Section 3.2 hereof. The Participant shall forfeit all shares of Restricted Stock with respect to which such restrictions do not lapse at the end of the Restricted Period. Upon the forfeiture (in whole or in part) of shares of Restricted Stock, such forfeited shares shall become treasury shares of the Company without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Article VI.

    SECTION 4.3. Events. The Restricted Period shall end upon the first to occur of the following events:

    (i) Retirement. The Participant ceasing to be a Director as a result of attainment of the age at which retirement from the Board is mandatory.

    (ii) Disability. The Participant ceasing to be a Director by reason of Disability.

    (iii) Death. The Participant ceasing to be a Director by reason of death.

    (iv) Not Being Reelected. The Participant ceasing to be a Director as a result of not being reelected by the stockholders of the Company, although nominated for reelection by the Board.

    (v) Waiver. The Board, in its sole and absolute discretion, waiving the restrictions of Section 4.2 as to some or all of the shares of Restricted Stock.

Determinations under this Section 4.3 shall be made by the Board without participation by the affected Director.

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    SECTION 4.4. Delivery of Restricted Shares. At the end of the Restricted
Period as herein provided, a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be, subject to the withholding requirements of Section 9.2 hereof. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be.

    SECTION 4.5. Limited Rights.

    (a) In the event of a 'Change in Control of the Company' (as hereinafter defined) the rights and privileges of Directors hereunder shall be governed by the following clause (i), (ii), or (iii) as appropriate:

    (i) Limited Rights. In the event of a Change In Control of the Company which is outside the control of any Reporting Person within the meaning of Rule 16b-3 under the Act, all shares of Restricted Stock then outstanding, and which have been outstanding for a period of six (6) months, shall be immediately forfeited and shall revert to the Company as treasury shares and, in lieu thereof, each Participant shall receive a cash payment equal to the higher of (a) the highest closing price per share of Common Stock on the Composite Tape for New York Stock Exchange issues during the 30 day period prior to such change in control, or (b) if the Change in Control of the Company occurs as a result of a tender or exchange offer or approval by the stockholders of the Company of a Transaction (as hereinafter defined), then the highest price per share of Common Stock pursuant thereto, multiplied by the total number of shares of Restricted Stock granted to such Participant, regardless of whether the Participant's Years of Board Membership were sufficient to cause all restrictions to lapse under
Section 4.2. Any consideration other than cash forming a part or all of the consideration for Common Stock to be paid pursuant to an exchange offer shall be valued at the valuation placed thereon by the Board of Directors. Adjustments, if any, shall be made in accordance with Article VI.

    (ii) Lapse of Restrictions. In the event that clause (i) shall not become operational as therein provided, all restrictions applicable to shares of Restricted Stock then outstanding shall expire and each Participant shall thereupon receive all the shares of Restricted Stock previously granted to such Participant, regardless of whether the Participant's Years of Board Membership were sufficient to cause all restrictions to lapse under Section 4.2.

    (iii) Notwithstanding anything herein to the contrary, in the case of the Change in Control transaction contemplated by the Agreement and Plan of Merger, dated as of February 6, 2000, among Pfizer Inc., Seminole Acquisition Sub Corp. and Warner-Lambert, as the same may be amended from time to time (the 'Merger Agreement'), all shares of Restricted Stock which are outstanding immediately prior to such Change in Control shall, as of the consummation of such Change in Control, (a) become fully vested and free of restrictions and (b) thereupon be converted into a number of fully vested shares of the ultimate parent entity resulting from such Change in Control based upon the same exchange ratio pursuant to which shares of Common Stock are so converted pursuant to the Merger Agreement.

    (b) As used in the Plan, a 'Change in Control of the Company' shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (ii) upon the consummation of a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or plan of liquidation which is approved by shareholders of the Company (herein referred to as a 'Transaction'), or (iii) the composition of the Board at any time during any consecutive twenty-four (24) month period changes such that the Continuity Directors (as hereinafter defined) cease for any reason to constitute at least fifty-one percent (51%) of the Board. For purposes of the foregoing clause
(iii), 'Continuity Directors' means those members of the Board who either (a) were directors at the beginning of such consecutive twenty-four (24) month period, or (b)(1) filled a vacancy during such twenty-four (24) month period created by reason of (x) death, (y) a medically determinable physical or mental impairment which renders the director substantially unable to function as a director or (z) retirement at the last mandatory retirement age in effect for at least two

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(2) years, and (2) were elected, nominated or voted for by at least fifty-one percent (51%) of the current directors who were also directors at the commencement of such twenty-four (24) month period.

                                   ARTICLE V

                       REGULATORY COMPLIANCE AND LISTING

    SECTION 5.1. Regulatory Compliance and Listing. The issuance or delivery of any shares of Restricted Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

                                   ARTICLE VI

                ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

    SECTION 6.1. Adjustments. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may make such equitable adjustments, to prevent dilution or enlargement of rights, as it may deem appropriate in the number and class of shares authorized to be granted hereunder.

                                  ARTICLE VII

                                 ADMINISTRATION

    SECTION 7.1. Administration.The Plan shall be administered by a committee consisting of at least three (3) persons appointed by the Board. Questions involving eligibility for grants of Restricted Stock, entitlement to Restricted Stock or the operation of the Plan shall be referred to the Committee. All determinations of the Committee shall be conclusive. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee.

    SECTION 7.2. Restricted Stock Committee. The Board may at any time designate three (3) persons (hereinafter referred to as the 'Restricted Stock Committee'), who need not be members of the Committee, who shall have the authority to make additional grants of Restricted Stock to Participants hereunder, which additional grants shall be in such amounts and shall be subject to such restrictions and conditions (which may be different than the provisions of Article IV hereof) as the Restricted Stock Committee shall determine; provided, however, that (i) each member of the Restricted Stock Committee shall qualify as 'disinterested' under Rule 16b-3 of the Act, and (ii) the aggregate number of shares of Common Stock which may be delivered upon the lapse of restrictions hereunder shall not exceed two hundred thousand (200,000) shares. If any action to be taken by the Committee or the Board hereunder would cause the Plan or transactions thereunder to no longer comply with Rule 16b-3 of the Act, the Board shall appoint the Restricted Stock Committee, as provided above, and such committee shall be authorized to undertake such action on behalf of the Committee or the Board, as the case may be.

                                  ARTICLE VIII

                      TERMINATION OR AMENDMENT OF THE PLAN

    SECTION 8.1. Termination or Amendment.

    (a) The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article V); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to shares of Restricted Stock granted prior to such termination, alteration or amendment may not be impaired without the consent of such

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Participant and, provided further, without the approval of the Company's stockholders, no alteration or amendment may be made which would (i) increase the aggregate number of shares of Restricted Stock that may be granted under the Plan (except by operation of Article VI), or (ii) change the category of Directors eligible to receive shares of Restricted Stock under the Plan. The Company intends that the Plan and transactions thereunder shall comply with the requirements of Rule 16b-3 of the Act. Should any provisions hereof not be necessary in order to comply with the requirements of such Rule or should any additional provisions be necessary in order to so comply, the Board of Directors may amend the Plan accordingly, without the necessity of obtaining the approval of the Company's stockholders.

    (b) The Committee may at any time adopt any amendment to the Plan which
(i)(A) does not increase Plan liabilities by an amount in excess of five million dollars ($5,000,000) and does not increase Plan expense by an amount in excess of five hundred thousand dollars ($500,000) or (B) is required by an applicable law, regulation or ruling, (ii) can be undertaken by the Board of Directors under the terms of the Plan, (iii) does not involve a termination of the Plan,
(iv) does not affect the limitations contained in this sentence, and (v) does not affect the composition or compensation of the Committee.

                                   ARTICLE IX

                                 MISCELLANEOUS

    SECTION 9.1. No Right To Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders, nor confer upon any Director the right to remain a member of the Board of Directors.

    SECTION 9.2. Withholding of Taxes. The Company shall have the right to require, prior to the issuance or delivery of any shares of Restricted Stock, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such shares. Alternatively, the Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable to a Director.

    SECTION 9.3. Source of Common Stock. The shares of Common Stock granted under the Plan shall be transferred from the Company's treasury and shall not be newly issued unless the Company receives a written opinion of counsel to the effect that use of newly issued shares would comply with all applicable statutory or regulatory requirements.

    SECTION 9.4. No Assignment of Benefits. No benefit payable under the Plan shall, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. If any person entitled to a benefit hereunder shall be adjudicated a bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit, or if any attempt is made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit, then such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Committee may cause such benefit, or any part thereof, to be held or applied for the benefit of such person, his or her spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee shall determine.

    SECTION 9.5. Incapacity. If, for any reason, the Committee shall determine that it is not desirable because of the incapacity of the person who shall be entitled to receive any payments hereunder, to make such payments directly to such person, the Committee may apply such payment for the benefit of such person in any way that the Committee shall deem advisable or may make any such payment to any third person who, in the judgment of the Committee, will apply such payment for the benefit of the person entitled thereto. In the event of such payment, the Company, the Board of Directors and the Committee shall be discharged from all further liability therefor.

    SECTION 9.6. Governing Law. This Plan shall be governed by the law of the State of New Jersey (regardless of the law that might otherwise govern under applicable New Jersey principles of conflict of laws).

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    SECTION 9.7. Construction. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

    SECTION 9.8. Prohibition Against Loans. No loan shall be made by the Company to any person of any amount of the benefit hereunder or of any amount the security for which is the benefit hereunder.

    Section 9.9. Federal Securities Law. Notwithstanding any other provision of the Plan, no transaction shall be given effect on any date which would, in the opinion of counsel to the Company, result in liability under Section 16(b) of the Act.

                                   ARTICLE X

                           EFFECTIVE DATE OF THE PLAN

    SECTION 10.1. Effective Date. The Plan shall be submitted to the stockholders of the Company for their approval at the Annual Meeting of Stockholders to be held in 1988. The Plan shall become effective upon the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the meeting.

                                                          WARNER-LAMBERT COMPANY

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